Exhibit 10(aa)

                               AMENDMENT NO. 1

            2004 TRUSTCO BANK CORP NY DIRECTORS STOCK OPTION PLAN

     WHEREAS, TrustCo Bank Corp NY (the "Company") previously established the 2004 TrustCo Bank Corp NY Directors Stock Option Plan ("Plan") and

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE, the Company does, effective as of January 1, 2005, amend the Plan as follows:


                                      I.

     Notwithstanding any other provision of the Plan to the contrary, if any provision of the Plan permits a Director, at his or her election, to receive a cash settlement of Options or other awards under the Plan, or requires the Company to pay a cash settlement of Options or awards under the Plan, the Director shall be entitled to receive the cash settlement, and the Company shall be obligated to pay the cash settlement, only if the Company determines, in its sole and absolute discretion, to make such payment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted as of this 28th day of December, 2005.

                                      TRUSTCO BANK CORP NY

                                      By: /s/ Robert J. McCormick
                                      ---------------------------
                                      Robert J. McCormick
                                      President and
                                      Chief Executive Officer